As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 33-71134

Registration No. 333-265751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8 TO:

FORM S-8 REGISTRATION STATEMENT NO. 33-71134

FORM S-8 REGISTRATION STATEMENT NO. 333-265751

Under

THE SECURITIES ACT OF 1933

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3072771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas 77024 Telephone: (281) 589-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cabot Oil & Gas Corporation Savings Investment Plan

Cimarex Energy Co. 401(k) Plan

(Full title of the plans)

Adam M. Vela

Vice President and General Counsel

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

Telephone: (281) 589-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Clinton W. Rancher

Eileen S. Boyce

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Coterra Energy Inc.’s (formerly known as Cabot Oil & Gas Corporation, “Coterra”) Registration Statement on Form S-8, Registration Statement No. 33-71134 (the “Cabot Registration Statement”), and to Coterra’s Registration Statement on Form S-8, Registration Statement No. 333-265751 (the “Coterra Registration Statement” and, together with the Cabot Registration Statement, the “Registration Statements”), is being filed to (i) terminate the effectiveness of the Cabot Registration Statement and to deregister all unsold shares of its common stock, par value $0.10 per share (“Common Stock”), and plan interests registered for sale under the Cabot Oil & Gas Corporation Savings Investment Plan (the “Cabot Plan”) and (ii) terminate the effectiveness of the Coterra Registration Statement and to deregister all unsold shares of Common Stock and plan interests registered for sale under the Cimarex Energy Co. 401(k) Plan (the “Cimarex Plan”).

Effective as of January 1, 2023, Coterra amended and restated the Cabot Plan, merged the Cimarex Plan into the Cabot Plan, changed the name of the plan to the Coterra Energy Inc. Retirement Savings Plan, and made various other changes, including the termination and liquidation of the Common Stock fund. Shares of Common Stock are no longer offered under the Cabot Registration Statement or the Coterra Registration Statement. Coterra is filing this Post-Effective Amendment No. 1 in accordance with the undertaking in each of the Registration Statements to terminate the effectiveness of the Registration Statements and to remove from registration by means of a post-effective amendment any of the shares of Common Stock and plan interests which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Coterra Energy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the above-referenced Registration Statements and has duly caused this Post-Effective Amendment No. 1 to such Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 26, 2023.

COTERRA ENERGY INC.

By:	/s/ THOMAS E. JORDEN
Thomas E. Jorden
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the above-referenced Registration Statements has been signed by the following persons in the capacities indicated below on June 26, 2023.

Signature	Title

/s/ THOMAS E. JORDEN Thomas E. Jorden	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ SCOTT C. SCHROEDER Scott C. Schroeder	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ TODD M. ROEMER Todd M. Roemer	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAN O. DINGES Dan O. Dinges	Director

/s/ DOROTHY M. ABLES Dorothy M. Ables	Director

/s/ ROBERT S. BOSWELL Robert S. Boswell	Director

/s/ AMANDA M. BROCK Amanda M. Brock	Director

/s/ PAUL N. ECKLEY Paul N. Eckley	Director

/s/ HANS HELMERICH Hans Helmerich	Director

/s/ LISA A. STEWART Lisa A. Stewart	Director

/s/ FRANCES M. VALLEJO Frances M. Vallejo	Director

/s/ MARCUS A. WATTS Marcus A. Watts	Director